                                                                    EXHIBIT 4.01



                          THIRD AMENDED AND RESTATED
                         REGISTRATION RIGHTS AGREEMENT
                         -----------------------------

     THIS THIRD AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (the "AGREEMENT") is dated as of April 11, 1997, and is entered into by and among AT HOME CORPORATION, a Delaware corporation ("@HOME"), TCI INTERNET HOLDINGS, INC., a Colorado corporation ("TCI SUB"), KLEINER, PERKINS, CAUFIELD & BYERS VII, KPCB INFORMATION SCIENCES ZAIBATSU FUND II, each a California limited partnership of which KPCB VII Associates, a California limited partnership ("KPCB"), is the general partner and JAMES CLARK (collectively, the "KPCB AFFILIATES"), COMCAST PC INVESTMENTS, INC. ("COMCAST SUB"), a Delaware corporation and an indirect wholly owned subsidiary of Comcast Corporation, COX TELEPORT PROVIDENCE, INC. ("COX SUB"), a Delaware corporation and a wholly owned subsidiary of Cox Communications, Inc., MARTIN/CAMPUS ASSOCIATES, L.P., a Delaware limited partnership ("DEVELOPER") and the purchasers of @Home's Series C Preferred Stock and warrants to purchase @Home's Series C Preferred Stock listed on the signature pages hereof. Capitalized terms not otherwise defined herein will have the meaning given them in Section 1 of this Agreement.

                                  BACKGROUND
                                  ----------

     A. @Home, TCI Sub, and certain of the KPCB Affiliates are parties to the 1995 Purchase Agreement, which relates to the purchase (i) by certain of the KPCB Affiliates of 2,300,000 shares of Series K Preferred and (ii) by TCI Sub of 7,700,000 shares of Series T Preferred.

     B. @Home, TCI Sub and certain of the KPCB Affiliates are parties to the May 1996 Purchase Agreement, which relates to the purchase (i) by certain of the KPCB Affiliates of an additional 2,300,000 shares of Series K Preferred and (ii) by TCI Sub of an additional 7,700,000 shares of Series T Preferred.

     C. @Home, TCI Sub, the KPCB Affiliates, Comcast Sub and Cox Sub are also parties to the August 1996 Purchase Agreement and certain other agreements dated the same date as the August 1996 Purchase Agreement, providing for the purchase of certain shares of Series K Preferred, Series T Preferred, and Series A Preferred, as described in the August 1996 Purchase Agreement, and in connection with that transaction, the shares of Series K Preferred and Series T Preferred referred to in recitals A and B above were reverse split on a 1-for-10 basis.

     D. The then-outstanding shares of Series A Common Stock were forward split on a 2-for-1 basis on August 14, 1996.

     E.  @Home granted the Developer Warrant to Developer on October 17, 1996.

     F. @Home and each Series C Preferred Investor (as defined below) are parties to the Series C Purchase Agreement, providing for the purchase of certain shares of Series C Preferred.

     G. @Home intends to issue the Canadian MSO Warrants (as defined below) to the Canadian MSO's (as defined below), subject to their purchase of Series C Preferred.

     H. All of such shares of Preferred Stock and the shares of Series B Common Stock, Series K Common Stock and Series A Common Stock issuable upon conversion thereof or upon exercise of the Developer Warrant and the Canadian MSO Warrants constitute "restricted securities" (as defined in Rule 144 under the Securities
Act), and @Home has agreed to provide the Stockholders and the members of each Stockholder's Stockholder Group with the registration rights set forth herein.

     In consideration of the premises and of the mutual agreements and covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.   Certain Definitions.
          -------------------

          1995 PURCHASE AGREEMENT: The Stock Purchase Agreement, dated as of August 29, 1995, entered into by and among @Home, TCI Sub and certain of the KPCB Affiliates, providing for the purchase of shares of Series T Preferred and Series K Preferred as described in recital A above.

          @HOME:  At Home Corporation, a Delaware corporation.

          AGREEMENT: This Third Amended and Restated Registration Rights Agreement.

          APPLICABLE TIME PERIOD:  As defined in Section 4(c)(iv).

          AUGUST 1996 PURCHASE AGREEMENT: The Stock Purchase and Exchange Agreement dated as of August 1, 1996 by and among @Home, the KPCB Affiliates, TCI Sub, Comcast Sub, and Cox Sub, as described in recital C above, and as such agreement may be amended from time to time.

          BUSINESS DAY: Any day other than a Saturday, Sunday or other day on which commercial banking institutions in New York, New York are required or authorized by law to be closed.

          CABLE PARENT: (i) With respect to TCI Sub, TCI Internet Services, Inc., TCI Communications, Inc. and TCI Cable Investments Inc., (such entities collectively being a single Cable Parent), (ii) with respect to Comcast Sub, Comcast On-Line Communications, Inc. and Comcast Cable Communications, Inc., (such entities collectively being a single Cable Parent) and (iii) with respect to Cox Sub, Cox Communications, Inc.

          CABLE PARTNER: Each of TCI Sub, Comcast Sub and Cox Sub. Such entities are referred to collectively as the "CABLE PARTNERS."

          CABLE PUT:  As defined in the Stockholders' Agreement.

          CANADIAN MSO'S: Each of Rogers Cablesystems Limited, a Canadian corporation ("ROGERS") and Shaw Cablesystems Ltd., a Canadian corporation ("SHAW") or any other entity affiliated with Rogers and/or Shaw purchasing the Canadian MSO Warrants directly from the Company in lieu of purchase by Rogers and/or Shaw.

          CANADIAN MSO WARRANTS: Those certain warrants to purchase up to an aggregate of 2,000,000 shares of Series A Common Stock issuable upon conversion of Series C Preferred (or, upon certain conditions, Series A Common Stock directly) (subject to adjustment for stock splits, stock dividends, reverse stock splits, recapitalizations and the like after the date hereof), dated the date hereof, issued to the Canadian MSO's, and any warrant issued upon a partial exercise or permitted assignment thereof.

          COMCAST SUB:  As defined in the Preamble.

          COMMISSION: The Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act or the Exchange Act.

          COMPANY INDEMNIFIED PARTIES: @Home, its officers, directors, employees and agents, and each Person, if any, who controls @Home within the meaning of either the Securities Act or the Exchange Act.

          COMPANY NOTICE:  As defined in Section 2(b)(i).

          CONTROL: The direct or indirect power to direct the management and policies of any Person, whether through the ownership of voting securities, by contract, management agreement or otherwise.

          CONTROLLED AFFILIATE: As to any Person, any other Person (i) which now or in the future is Controlled by such Person, (ii) which now or in the future (directly or indirectly through one or more wholly-owned subsidiaries) owns 100% of the outstanding capital stock of such Person (a "PARENT"), or (iii) of which now or in the future more than 50% of the equity interests and voting power of its outstanding capital stock is owned by a Parent of such Person; provided, however, that @Home will not be deemed to be a Controlled Affiliate of any Parent or such Parent's Controlled Affiliates.

          CONVERSION SHARES: As defined below in the definition of "Registrable Shares."

          COX SUB:  As defined in the Preamble.

          DEMAND NOTICE:  As defined in Section 2(b)(i).

          DEMAND REGISTRATION:  As defined in Section 2(a).

          DEMAND REGISTRATION RIGHT:  As defined in Section 2(a).

          DESIGNATED REPRESENTATIVE:  As defined in Section 9.2.

          DEVELOPER:  As defined in the Preamble.

          DEVELOPER'S STOCKHOLDER GROUP: (i) Developer; (ii) Martin/Redwood Partners, L.P., a California limited partnership ("REDWOOD"); (iii) J. David Martin; (iv) Michael A. Covarrubias; (v) Cathy Greenwold; (vi) Richardson L. Watkins; (vii) Edmund B. Taylor; (viii) Lynn M. Tolin; (ix) Daniel E. Siri; (x) David Wright; (xi) Farallon/Campus Warrants, LLC, a Delaware limited liability company (or if such entity is dissolved, the members of such entity); and (xii) any revocable living trust established by any of the persons in the preceding clauses (iii) to (x) inclusive for the benefit of any such person's immediate family.

          DEVELOPER WARRANT: That certain warrant to purchase up to 200,000 shares of Series A Common Stock (subject to adjustment for stock splits, stock dividends, reverse stock splits, recapitalizations and the like after October 17, 1996), dated October 17, 1996, issued to Developer, and any warrant issued upon a partial exercise or permitted assignment thereof.

          DISADVANTAGEOUS CONDITION: The determination by @Home, in its reasonable business judgment as set forth in a resolution of its Board of Directors, that a registration, or offering or sale of shares pursuant to a registration, would materially interfere with or otherwise adversely affect in any material respect any financing, acquisition, corporate reorganization, or other material transaction or development involving @Home, or would require the disclosure of a previously undisclosed material development involving @Home which disclosure would have a material adverse effect on @Home.

          ELIGIBLE STOCKHOLDER:  As defined in the Stockholders' Agreement.

          EXCHANGE ACT: The Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission promulgated thereunder, as they each may, from time to time, be in effect.

          INCIDENTAL REGISTRATION:  As defined in Section 3(a).

          INDEMNIFIED PARTY: A party claiming a right to indemnification pursuant to Section 6 of this Agreement.

          INDEMNIFYING PARTY:   A party required to provide indemnification
pursuant to Section 6 of this Agreement.

          INITIATING HOLDERS: The Original Initiating Holder, together with any other Stockholders joining in the Demand Registration initiated by the Original Initiating Holder, as described in Section 2(b) of this Agreement.

          IPO: @Home's initial public offering of Series A Common Stock registered under the Securities Act.

          IPO ELECTION:  As defined in the Stockholders' Agreement.

          KPCB:  As defined in the Preamble.

          KPCB AFFILIATES:  As defined in the Preamble.

          KPCB PUT:  As defined in the Stockholders' Agreement.

          LOSSES: Any losses, claims, damages or liabilities, and any related legal or other fees and expenses.

          MAY 1996 PURCHASE AGREEMENT: The letter purchase agreement, dated May 9, 1996, executed by @Home, TCI Sub and certain of the KPCB Affiliates providing for the purchase of additional shares of Series T Preferred and Series K Preferred as described in recital B above.

          MINIMUM DEMAND SHARES:  As defined in Section 5(a).

          ORIGINAL INITIATING HOLDER:  As defined in Section 2(b).

          OTHER STOCKHOLDER GROUP:  As defined in Section 2(b)(i).

          PARENT:  As defined in the Stockholders' Agreement.

          PERSON: Any individual, corporation, partnership, limited partnership, limited liability partnership, limited liability company, trust, association, organization or other entity.

          PREFERRED STOCK: The shares of Series A Preferred, Series C Preferred, Series K Preferred and Series T Preferred.

          PRIOR REGISTRATION AGREEMENT: The Second Amended and Restated Registration Rights Agreement dated as of October 17, 1996, by and among @Home, TCI Sub, the KPCB Affiliates, Comcast Sub, Cox Sub and Developer.

          PROSPECTUS: The prospectus included in a Registration Statement as of the date it becomes effective under the Securities Act and, in the case of references to the Prospectus as of a date subsequent to the effective date of the Registration Statement, as amended or supplemented as of such date, including all documents incorporated by reference therein, each as amended, and each applicable prospectus supplement relating to the offering and sale of any of the Registrable Shares pursuant to such Registration Statement.

          REGISTRABLE SHARES: (i) Shares of Series A Common Stock ("CONVERSION SHARES") (u) issued or issuable upon conversion of shares of Series B Common Stock issuable upon conversion of shares of Series T Preferred, (v) issued or issuable upon conversion of shares of Series K Common Stock issuable upon conversion of shares of Series K Preferred, (w) issued or issuable upon conversion of shares of Series A Preferred, (x) except for purposes of Sections 7 and 8, issued or issuable upon conversion of shares of Series C Preferred (including but not limited to shares of Series C Preferred issued or issuable upon exercise of the Canadian MSO Warrants), (y) except for purposes of Sections 7 and 8, issued or issuable upon exercise of any of the Canadian MSO Warrants or (z) except for purposes of Sections 2 and 8, issued or issuable upon exercise of the Developer Warrant; (ii) any other shares of Series A Common Stock (including those shares issued or issuable upon exercise or conversion of any securities exercisable for or convertible into shares of Series A Common Stock) howsoever acquired by a Stockholder's Stockholder Group (other than Developer's Stockholder Group or the Series C Preferred Holders' Stockholder Group); and (iii) any other shares of capital stock of @Home issued in respect of (or that become issuable upon conversion of such shares of Series B Common Stock, Series K Common Stock (or other such securities in lieu of)) such shares of Series A Common Stock issued or issuable pursuant to the preceding clauses (i) and/or (ii) as a result of stock splits, reverse stock splits, stock dividends or other distributions, reclassifications, recapitalizations, mergers, consolidations, reorganizations or similar events. References in this Agreement to amounts or percentages of Registrable Shares as of or on any particular date shall be deemed to refer to amounts or percentages after giving effect to any applicable events contemplated by the preceding sentence. Any Registrable Share will cease to be a Registrable Share when (i) a registration statement covering such Registrable Share has been declared effective by the Commission and such Registrable Share has been disposed of pursuant to such effective registration statement or (ii) such Registrable Share is sold in a transaction in which such Stockholder's rights hereunder with respect to such Registrable Share are not assigned to the transferee thereof in accordance with the terms and provisions hereof.

          REGISTRABLE SHARES THEN OUTSTANDING: The sum of (i) the number of shares of Series A Common Stock (or other securities of @Home) outstanding that are Registrable Shares and (ii) the number of shares of Series A Common Stock (or other securities of @Home) that would be Registrable Shares upon the exercise or conversion of other outstanding securities of @Home for or into shares of such Series A Common Stock (or other securities of @Home).

          REGISTRATION EXPENSES:  As defined in Section 5(a).

          REGISTRATION STATEMENT: A registration statement of @Home under the Securities Act on any form for which @Home then qualifies and which permits the sale thereunder of the number and type of Registrable Shares (and any other securities of @Home) to be included therein in accordance with this Agreement by the applicable sellers in the manner described therein. The term "Registration Statement" shall also include all exhibits and financial statements and schedules and documents incorporated by reference in such Registration Statement when it becomes effective under the Securities Act, and in the case of the references to the Registration Statement as of a date subsequent to the effective date, as amended or supplemented as of such date.

          SECURITIES ACT: The Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission promulgated thereunder, as they each may, from time to time, be in effect.

          SELLING STOCKHOLDER: Any Stockholder whose Registrable Shares are included at the request of such Stockholder in any Registration Statement pursuant to Section 2 or Section 3.

          SERIES A COMMON STOCK: The Series A Common Stock, par value $.01 per share, of @Home.

          SERIES A PREFERRED: Collectively, the Series AM Convertible Participating Preferred Stock, the Series AT Convertible Participating Preferred Stock and the Series AX Convertible Participating Preferred Stock, each par value $.01 per share, of @Home.

          SERIES B COMMON STOCK: The Series B Common Stock, par value $.01 per share, of @Home.

          SERIES C PREFERRED: The Series C Convertible Participating Preferred Stock, par value $.01 per share, of @Home.

          SERIES C PREFERRED HOLDERS: The Series C Preferred Investors and each transferee thereof who becomes a party to this Agreement in accordance with the terms hereof.

          SERIES C PREFERRED INVESTORS: The purchasers of an aggregate of up to $50,000,000 of Series C Preferred who become parties to a Series C Purchase Agreement and who execute a counterpart signature page to this Agreement as a "Series C Preferred Investor." A "Series C Preferred Investor" also includes the Canadian MSO's as purchasers of Series C Preferred under such a Series C Purchase Agreement and as purchasers of the Canadian MSO Warrants, who execute a counterpart signature page to this Agreement as a "Series C Preferred Investor."

          SERIES C PURCHASE AGREEMENT: The Stock Purchase Agreements, dated as of even date herewith, entered into by and among @Home and any of the Series C Preferred Investors, and any other substantially identical Stock Purchase Agreement between @Home and any of the Series C Preferred Investors, for the purchase collectively of an aggregate of up to $50,000,000 of Series C Preferred, as such agreements may be amended from time to time.

          SERIES K COMMON STOCK: The Series K Common Stock, par value $.01 per share, of @Home.

          SERIES K PREFERRED: The Series K Convertible Participating Preferred Stock, par value $.01 per share, of @Home.

          SERIES T PREFERRED: The Series T Convertible Participating Preferred Stock, par value $.01 per share, of @Home.

          SPECIAL DEMAND REGISTRATION RIGHT:  As defined in Section 2(g).

          STOCKHOLDER: Each of (i) TCI Sub, Cox Sub and Comcast Sub, individually, and the KPCB Affiliates, collectively, (ii) except for purposes of Sections 2 and 8, Developer and (iii) except for purposes of Sections 7 and 8, the Series C Preferred Holders. In addition, the term "Stockholder" shall also include any other person or entity to which Registrable Shares are transferred
(i) by any Stockholder (other than the Series C Preferred Holders and Developer and their respective permitted transferees) in accordance with the applicable provisions of the

Stockholders' Agreement (x) to which the applicable Stockholder has assigned its rights hereunder in accordance with the provisions hereof with respect to such Registrable Shares and (y) which has executed a counterpart hereof in connection with the transfer of such Registrable Shares and (ii) by the Series C Preferred Holders and Developer and their respective permitted transferees (x) to which the applicable Stockholder has assigned its rights hereunder in accordance with the provisions hereof with respect to such Registrable Shares and (y) which has executed a counterpart hereof in connection with the transfer of such Registrable Shares.

          STOCKHOLDER GROUP: With respect to Comcast Sub, Cox Sub, the KPCB Affiliates and TCI Sub, as defined in the Stockholders' Agreement; and, except for purposes of Sections 2 and 8, with respect to Developer, Developer's Stockholder Group; and, except for purposes of Sections 7 and 8, with respect to the Series C Preferred Holders, all of the Series C Preferred Holders as a single group.

          STOCKHOLDER INDEMNIFIED PARTIES: Each Selling Stockholder, its officers, directors, employees and agents, each Person (if any) who controls such Selling Stockholder within the meaning of either the Securities Act or the Exchange Act, and the officers, directors, employees and agents of the foregoing parties.

          STOCKHOLDERS' AGREEMENT: The Amended and Restated Stockholders' Agreement, dated as of August 1, 1996, by and among @Home, the KPCB Affiliates, TCI Sub, Cox Sub, Comcast Sub, and certain members of their respective Stockholder Groups, as such agreement may be amended from time to time.

          TCI SUB:  As defined in the Preamble.

     2.   Demand Registration.
          -------------------

          (a) Demand Registration Rights.  Subject to Section 2(g) below, at any
              --------------------------
time on or after the first anniversary of the closing date of the IPO, each Stockholder Group shall have the right (a "DEMAND REGISTRATION RIGHT") to request that @Home register under the Securities Act all or a portion of the Registrable Shares held by the Stockholder Group upon the terms and subject to the conditions and limitations set forth herein (a "DEMAND REGISTRATION"). The number of Demand Registrations to which each Stockholder Group shall be entitled shall be as follows: TCI Sub's Stockholder Group shall be entitled to four Demand Registrations, Comcast Sub's Stockholder Group shall be entitled to two Demand Registrations, Cox Sub's Stockholder Group shall be entitled to two Demand Registrations, the KPCB Affiliates' Stockholder Group shall be entitled to two Demand Registrations, and the Series C Preferred Holders' Stockholder Group shall be entitled to two Demand Registrations.

          (b) Procedures for Demand Registrations.
              -----------------------------------

               (i) A Stockholder Group holding Registrable Shares (the "ORIGINAL INITIATING HOLDER") may elect to exercise a Demand Registration Right pursuant to this Section 2 by furnishing @Home with written notice of such request (a "DEMAND NOTICE") which sets forth the number of Registrable Shares requested to be so registered and such Stockholder Group's preferred method of distribution of such Registrable Shares; provided, that a Demand
                                         --------

Registration may be made by the Series C Preferred Holders' Stockholder Group only upon written request of the Series C Preferred Holders holding at least twenty-five percent (25%) of the Registrable Shares issued or issuable upon conversion of the Series C Preferred (including but not limited to shares of Series C Preferred issued or issuable upon exercise of the Canadian MSO Warrants) and requesting registration of Registrable Shares with an anticipated aggregate public offering price (before any underwriting or brokerage discounts and commissions) of not less than $10,000,000. Upon receipt by @Home of a Demand Notice, @Home shall promptly notify the Designated Representative of each other Stockholder Group (the "OTHER STOCKHOLDER GROUPS") in writing of such request for registration and the Original Initiating Holder's preferred method of distribution. Upon receipt of such notice from @Home (the "COMPANY NOTICE"), the Designated Representative of each such Other Stockholder Group may give @Home a written request to register in the registration described in the Company Notice any or all of the Registrable Shares of the Stockholders in such Other Stockholder Group; provided, that (i) such written request is given within ten
                   --------
(10) Business Days after the date on which the Company Notice is given (with such request stating (A) the amount of Registrable Shares to be so included, (B) such Other Stockholder Group's preferred method of distribution of such Registrable Shares, and (C) any other information that the Company Notice reasonably requests to be included in such notice from such Other Stockholder Group), (ii) no Series C Preferred Holder may join as an Initiating Holder in any Demand Registration initiated by any Stockholder Group other than the Series C Preferred Holders' Stockholder Group (but nonetheless may exercise rights as to an Incidental Registration with respect to such Demand Registration to the extent permitted pursuant to Section 3) and (iii) no Stockholder that is not a member of the Series C Preferred Holders' Stockholder Group may join as an Initiating Holder in any Demand Registration initiated by the Series C Preferred Holders' Stockholder Group (but nonetheless may exercise rights as to an Incidental Registration with respect to such Demand Registration to the extent permitted pursuant to Section 3).

               (ii) @Home shall as soon as reasonably practicable after the date on which the Company Notice is given, file with the Commission and use commercially reasonable efforts to cause to become effective as promptly as practicable (but in no event prior to the date agreed to in writing by the Original Initiating Holder), a Registration Statement which shall cover the Registrable Shares requested to be registered in the manner set forth above. Subject to the provisions of Section 2(c) below, each Registration Statement may also include securities to be sold for the account of @Home or for any other stockholder not holding Registrable Shares.

               (iii) Provided that at least 75% of the Registrable Shares requested to be registered by the Original Initiating Holder are included in such registration, such Original Initiating Holder shall be deemed to have utilized one of its Demand Registration Rights in respect thereof. The Initiating Holders other than the Original Initiating Holder shall not be deemed to have exercised a Demand Registration Right; provided, however, that for
                                               --------
purposes of determining the expenses of registration to be paid by the Selling Stockholders, such registration shall be considered a Demand Registration with respect to all of the Initiating Holders.

          (c)  Underwriters; Limitation on Inclusion of Registrable Shares.  The
               -----------------------------------------------------------
Original Initiating Holder shall have the right to select the managing underwriter(s) for any underwritten public offering in connection with a Demand Registration, which managing underwriter(s) shall be reasonably acceptable to @Home. Each Selling Stockholder electing to participate in a Demand Registration involving an underwritten public offering shall, as a condition to @Home's obligation hereunder to include such Selling Stockholder's Registrable Shares in such Demand Registration, enter into and perform its obligations under an underwriting agreement or other similar arrangement in customary form with the managing underwriter(s) of such offering. If the lead managing underwriter of any underwritten public offering in connection with a Demand Registration determines in good faith that the aggregate number of Registrable Shares to be offered exceeds the number of shares that could be sold without having an adverse effect on such offering (including the price at which the Registrable Shares may be sold), then the number of Registrable Shares to be offered for the accounts of the Selling Stockholders in such offering shall be reduced or limited on such basis as the Selling Stockholders shall agree or, absent such an agreement, on a pro rata basis in proportion to the respective numbers of Registrable Shares requested to be included in such offering by such Selling Stockholders, to the extent necessary to reduce the total number of shares to be included in such offering to the amount recommended by such lead managing underwriter; provided, that if
                                                             --------
in connection with such Demand Registration, securities other than Registrable Shares are being offered (whether for the account of @Home or for any stockholder of @Home not exercising rights under this Section 2), such reduction shall be made (i) first, from such securities held by Persons that are not Initiating Holders (including without limitation securities being offered for the account of @Home) and (ii) second, from the number of Registrable Shares requested to be included in such offering by the applicable Initiating Holders, on such basis as such Initiating Holders shall agree, or absent such an agreement, on a pro rata basis, based on the number of Registrable Shares requested to be included in the registration.

          (d) Postponement of Registration.  @Home shall be entitled to
              ----------------------------
postpone, for a reasonable period of time not in excess of one hundred twenty
(120) days after its receipt of a Demand Notice, the filing of any Registration Statement, if (i) at any time prior to the filing of such Registration Statement the Board of Directors of @Home determines that such registration, or offering or sale of shares thereunder, would result in a Disadvantageous Condition, and
(ii) @Home gives the Selling Stockholders written notice of such postponement; provided, that with respect to a particular registration pursuant to a Demand Notice, @Home may postpone its obligations under this Agreement (whether before the filing of the registration statement, pursuant to this Section 2(d), or after the filing of the registration statement and/or following the declaration of effectiveness of the registration statement, pursuant to Section 4(b) hereof) by reason of the existence of one or more Disadvantageous Conditions only once per period of twelve consecutive calendar months with respect to any given Original Initiating Holder. In the event of such postponement, @Home shall notify all Selling Stockholders and file such Registration Statement as soon as practicable after the Board of Directors of @Home shall determine, in its reasonable business judgment, that such registration, offering and sale would not result in such Disadvantageous Condition (but in no event later than one hundred twenty (120) days after the date of the applicable Demand Notice). If @Home shall postpone its obligations under this Agreement by reason of a Disadvantageous Condition as described above, the Original Initiating Holder shall have the right to withdraw its request for such Demand Registration by giving notice to @Home at any time following said notice by @Home. Such withdrawal request shall be deemed to apply to all Selling Stockholders that had requested to participate in such registration. No Stockholder Group shall make a demand for registration during the period of any such postponement (or if the Original Initiating Holder should withdraw its demand for registration, until the Company notifies all Stockholders of the end of the Disadvantageous Condition). Notice from @Home of the existence of a Disadvantageous Condition shall be limited to a certified extract of the Board resolution declaring the existence of a Disadvantageous Condition without further detail unless reasonable further detail is specifically requested by a Selling Stockholder.

          (e) Withdrawal.  A Demand Registration shall not be deemed to have
              ----------
been effected until the applicable Registration Statement shall have been effective under the Securities Act (and not subject to any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason) for the period specified in Section 2(f). Each Selling Stockholder may, no less than five (5) Business Days before any Registration Statement becomes effective, withdraw its Registrable Shares from inclusion therein, should the terms of the proposed distribution not be satisfactory to such Selling Stockholder. If the Original Initiating Holder elects to withdraw such Registration Statement, such Registration Statement shall be withdrawn (if necessary) and such registration shall not be deemed to have been a Demand Registration for purposes of the limitations on the number of Demand Registrations hereunder contained in this Section 2; provided, that the
                                                            --------
Original Initiating Holder agrees to bear the Registration Expenses incurred by @Home in connection with such Demand Registration (unless at the time of such withdrawal, the Original Initiating Holder has learned of a material adverse change in the operating results, financial condition or business of @Home or @Home has suspended its obligations under Section 4(b) as a result of a Disadvantageous Condition, of which the Original Initiating Holder was not aware as of the time of the Demand Notice and has withdrawn such request promptly following the disclosure by @Home of such material adverse change or Disadvantageous Condition, in which case, the Original Initiating Holder shall not be obligated to pay such Registration Expenses in order to avoid being deemed to have used a Demand Registration). If (i) the Registration Statement does not remain effective under the Securities Act for the period specified in the first sentence of this paragraph (e) due to a stop order, injunction or other order of the Commission or other governmental agency, (ii) the Original Initiating Holder has not sold at least 75% of the Registrable Shares registered under such Registration Statement and (iii) such Registration Statement continues not to be effective for such reasons for a period exceeding ten days, then the Original Initiating Holder may elect to withdraw such Registration Statement by prompt written notice to the Company; and in such an event, such registration shall not be deemed to have been a Demand Registration for purposes of the limitations on the number of Demand Registrations hereunder contained in
Section 2.1(a), and the Company shall bear the Registration Expenses incurred in connection with such registration.

          (f) Effectiveness of Registration Statement.  In connection with any
              ---------------------------------------
Demand Registration pursuant to this Section 2, @Home will use commercially reasonable efforts to prepare and file with the Commission any amendments and supplements to the Registration Statement and to the Prospectus used in connection therewith, and to take any other actions, as may be necessary to keep the Registration Statement and the Prospectus current and in compliance with the provisions of the Securities Act, until the sooner to occur of (i) the sale of all of the Registrable Shares covered by such Registration Statement in accordance with the intended methods of distribution thereof or (ii) the 120th day following the effective date of such Registration Statement.

          (g) Special Demand Registration Right.  Notwithstanding the provisions
              ---------------------------------
of Section 2(a) hereof, in the event that TCI Sub has made the IPO Election in accordance with the provisions of the Stockholders' Agreement, in addition to any rights it may have under the Stockholders' Agreement with respect to causing the Company to make an initial public offering of its Series A Common Stock, TCI Sub shall have the right, exercisable during the time periods specified in the Stockholders' Agreement for it to make the IPO Election, to exercise its Demand Registration Right hereunder regardless of the condition set forth in Section 2(a) that a demand for registration may not be made prior to the first anniversary of the IPO (the "SPECIAL DEMAND REGISTRATION RIGHT"). Such registration shall not otherwise accelerate any Stockholder Group's right to exercise a Demand Registration pursuant to this Agreement. In the case of the exercise of the Special Demand Registration Right, TCI Sub shall be the Original Initiating Holder pursuant to Section 2(b) and the other Stockholders (other than the Series C Preferred Holders) shall have the rights granted to the Other Stockholder Groups in accordance with Section 2(b), and the Company shall otherwise comply with its obligations with respect to a Demand Registration in accordance with the terms of this Agreement.

     3.   Incidental Registration.
          ------------------------

          (a) Notice of Incidental Registration.  If at any time following the
              ---------------------------------
closing date of the IPO, @Home proposes to register under the Securities Act any shares of Series A Common Stock or other equity securities of @Home (whether in an underwritten public offering or otherwise and whether or not for the account of @Home or for any selling stockholder) (other than a registration statement on Form S-4 or Form S-8 or any successor or comparable forms or a shelf registration statement registering a continuous offering of securities pursuant to Rule 415 or a registration pursuant to the Special Demand Registration Right) in a manner which would permit the registration under the Securities Act of Registrable Shares for sale to the public, @Home shall give written notice to each Stockholder of its intention to do so not later than twenty (20) Business Days prior to the anticipated filing date of the applicable Registration Statement. Upon receipt of any such notice, each Stockholder may elect to participate in such registration by giving @Home a written request to register any or all of such Stockholder's Registrable Shares in connection with the registration described in such written notice from @Home within ten (10) Business Days after such notice has been given by @Home (with such request stating (i) the amount of Registrable Shares to be included in such registration by such Stockholder and (ii) any other information that @Home reasonably requests be included in such registration statement) (such registration, an "INCIDENTAL REGISTRATION"). Upon receipt of such request, @Home will, subject to the provisions of Section 3(b) below, cause all such Registrable Shares requested to be included in such Incidental Registration to be so included.

          (b) Limitation on Inclusion of Registrable Shares.  If the proposed
              ---------------------------------------------
method of distribution in connection with such an Incidental Registration is an underwritten public offering and the managing underwriter thereof determines in good faith that the number of such Registrable Shares to be included in such offering would adversely affect such offering, the number of Registrable Shares to be offered for the account of the Selling Stockholders shall be reduced or limited in proportion to the number of Registrable Shares to be so offered by such Selling Stockholders to the extent necessary to reduce the total number of shares to be included in such offering to the amount recommended by such managing underwriter; provided, that (i) if securities are being offered
                           --------
for the account of other persons or entities (other than, or in addition to, @Home) such reduction shall be made pro rata from the securities intended to be offered by such other persons or entities and the Selling Stockholders, but no such reduction shall be made from the securities to be offered for the account of @Home, (ii) if securities are being offered in connection with a Demand Registration for the account of Initiating Holders (other than any Series C Preferred Holder), such reduction shall be made pro rata from the securities intended to be offered by the Series C Preferred Holders before any such reduction is made from the securities intended to be offered for the account of such Initiating Holders and (iii) if securities are being offered in connection with a Demand Registration for the account of any Series C Preferred Holders that are Initiating Holders, such reduction shall be made pro rata from the securities intended to be offered by the Selling Stockholders (other than such Series C Preferred Holders) before any such reduction is made from the securities intended to be offered for the account of such Initiating Holders.

          (c) Delay or Withdrawal of Registration.  @Home may, without the
              -----------------------------------
consent of any Stockholder, delay, suspend, abandon or withdraw any Incidental Registration and any related proposed offering or other distribution in which any Stockholder has requested inclusion of such Stockholder's Registrable Shares pursuant to this Section 3; provided, that the applicable Selling Stockholders
                            --------
shall be entitled to continue such registration as a Demand Registration pursuant to Section 2 following any such withdrawal by @Home to the extent that such registration by the Selling Stockholders making such election would otherwise satisfy the requirements of Section 2.

          (d) Withdrawal by Selling Stockholder.  Any Selling Stockholder may
              ---------------------------------
elect to withdraw its respective Registrable Shares from inclusion in an Incidental Registration at any time prior to five (5) Business Days prior to the then anticipated effective date of the applicable Registration Statement. No such withdrawal shall relieve any withdrawing Selling Stockholder of its obligation to pay expenses under Section 5.

          (e) Underwriting Agreement.  In connection with any Incidental
              ----------------------
Registration involving an underwritten public offering of securities of @Home for the account of @Home, each Selling Stockholder electing to participate in such Incidental Registration shall, as a condition to @Home's obligation hereunder with respect to such Selling Stockholder's Registrable Shares, enter into and perform its obligations under an underwriting agreement or other similar arrangement in customary form with the managing underwriter of such offering.

     4.   Obligations with Respect to Registration.
          ----------------------------------------

          (a)  Obligations of @Home.  Whenever @Home is obligated by the
               --------------------
provisions of this Agreement to effect the registration of any Registrable Shares under the Securities Act, @Home shall:

               (i) Subject to the provisions of Section 4(b), use commercially reasonable efforts to cause the applicable Registration Statement to become effective, and to prepare and file with the Commission any amendments and supplements to the Registration Statement and to the Prospectus used in connection therewith as may be necessary to keep the Registration Statement and the Prospectus current and in compliance with the provisions of the Securities Act, during the periods when @Home is required by this Agreement to keep the Registration Statement effective and current.

               (ii) At least three (3) Business Days prior to filing a Registration Statement or Prospectus or any amendment or supplement thereto, furnish to each Selling Stockholder and each underwriter, if any, of the Registrable Shares covered by such Registration Statement copies of such Registration Statement or Prospectus as proposed to be filed (including documents to be incorporated by reference therein), which documents will be subject to the reasonable review and comments of such Selling Stockholders (and their respective counsel) during such three-Business-Day period, and @Home will not file any Registration Statement or any Prospectus or any amendment or supplement thereto (or any such documents incorporated by reference) containing any statements with respect to such Selling Stockholders or the distribution of the Registrable Shares to be included in such Registration Statement if a Selling Stockholder shall reasonably object in writing. Thereafter, @Home will furnish to such Selling Stockholder and each underwriter, if any, such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as such Selling Stockholder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Shares owned by such Selling Stockholder.

               (iii) After the filing of the Registration Statement, promptly notify each Selling Stockholder of Registrable Shares covered by such Registration Statement of the effectiveness thereof and of any stop order issued or threatened by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered and promptly notify such Selling Stockholder of such lifting or withdrawal of such order.

               (iv) Subject to the provisions of Section 4(c)(iv), immediately notify each Selling Stockholder holding Registrable Shares covered by the applicable Registration Statement at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of (i) the determination that a Disadvantageous Condition exists, or (ii) the occurrence of an event requiring the preparation of a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Shares, such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly make available to each such Selling Stockholder any such supplement or amendment, and subject to the provisions of this Agreement regarding the existence of a Disadvantageous Condition, @Home will promptly prepare and furnish to each such Selling Stockholder a supplement to or an amendment of such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Shares, such Prospectus will not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

               (v) Enter into customary agreements (including an underwriting agreement in customary form including customary indemnification provisions) and perform its obligations under any such agreement(s) and shall take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Shares.

               (vi) Make available for inspection by any Selling Stockholder covered by such Registration Statement, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other professional retained by any such Selling Stockholder or underwriter, all financial and other records, pertinent corporate documents and properties of @Home as shall be reasonably necessary to enable them to exercise their due diligence responsibility in connection therewith, and cause @Home's officers, directors and employees to supply all information reasonably requested by any of such persons in connection with such Registration Statement. Information which @Home determines, in good faith, to be confidential and which it notifies such persons is confidential shall not be disclosed by such persons unless (i) the disclosure of such information is necessary to avoid or correct a misstatement or omission in such Registration Statement, (ii) the release of such information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or (iii) such information becomes public other than through a breach by such persons of the confidentiality obligations of such persons. Each such Selling Stockholder agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of @Home unless and until such information is made generally available to the public.

               (vii) Furnish, in the case of an underwritten public offering, to each Selling Stockholder and to each underwriter a signed counterpart of (A) an opinion or opinions of counsel to @Home addressed to such Selling Stockholder and underwriter (on which opinion both such Selling Stockholder and such underwriter are entitled to rely) and (B) a comfort letter or comfort letters from @Home's independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as the holders of a majority of the Registrable Shares included in such Registration Statement or the managing underwriter therefor reasonably requests.

               (viii) Prepare and file with the Commission promptly upon the request of any Selling Stockholder, any amendments or supplements to such Registration Statement or the applicable Prospectus which, in the reasonable opinion of counsel for such Stockholders, is required under the Securities Act or the rules and regulations thereunder in connection with the distribution of the Registrable Shares by such Selling Stockholders.

               (ix) Register or qualify the Registrable Shares covered by a Registration Statement under the securities or blue sky laws of such jurisdictions in the United States as the Selling Stockholders shall reasonably request, and do any and all other acts and things which may be necessary to enable each Selling Stockholder to consummate the disposition in such jurisdictions of such Registrable Shares in accordance with a method of distribution described in such Registration Statement; provided, however, that @Home shall in
                                          --------  -------
no event be required to qualify to do business as a foreign corporation or as a dealer in any jurisdiction where it is not otherwise required to be so qualified, to conform its capitalization or the composition of its assets at the time to the securities or blue sky laws of such jurisdiction, to execute or file any general consent to service of process under the laws of any jurisdiction, to take any action that would subject it to service of process in suits other than those arising out of the offer and sale of the Registrable Shares covered by such Registration Statement, or to subject itself to taxation in any jurisdiction where it has not theretofore done so.

               (x) Cause such Registrable Shares covered by a Registration Statement to be listed on the principal exchange or exchanges or qualified for trading on the principal over the counter market on which the Series A Common Stock is then listed or traded upon the sale of such Registrable Shares pursuant to such Registration Statement.

               (xi) Following the date that securities of @Home become registered under the Exchange Act, make and keep information publicly available relating to @Home so as to satisfy the corresponding requirements of Rule 144 under the Securities Act (or any successor or corresponding rule) and file with the Commission all reports and other documents required of @Home under the Securities Act and the Exchange Act in a timely manner.

          (b)  Disadvantageous Conditions.  Notwithstanding anything to the
               --------------------------
contrary contained herein, if at any time after the filing of a Registration Statement or after it is declared effective by the Commission, @Home determines, in its reasonable business judgment, that such registration, or offering and sale of shares pursuant thereto, would result in a Disadvantageous Condition, then @Home may, subject to the limitations set forth in Section 2(d), require the suspension by each Selling Stockholder of the distribution of any of the Registrable Shares by giving notice to such effect to each Selling Stockholder. In the event that such notice is given, then until @Home has determined that such registration, offering and sale no longer would result in a Disadvantageous Condition, @Home's obligations under Section 2(b) and Section 4(a)(i), if the Registration Statement has not become effective, or under Section 4(a)(i) and
(iv), if the Registration Statement has become effective, will be suspended (for a total period not to exceed 120 days in the case of a Demand Registration). In the event of a suspension pursuant to this Section 4(b) or otherwise after a Registration Statement has been declared effective, the period of effectiveness of such Registration Statement referred to in Section 4(a)(i) will be extended by a number of days equal to the total number of days for which the distribution of Registrable Shares included in such Registration Statement by the Selling Stockholder has been suspended under this Section 4(b) or otherwise. If @Home suspends its obligations under Section 2(d) or the distribution of Registrable Shares under this Section 4(b) as to any Selling Stockholder, @Home shall suspend such obligations and distributions as to all Selling Stockholders.

          (c)  Selling Stockholders' Obligations. @Home's obligations under this
               ---------------------------------
Agreement to a Selling Stockholder shall be conditioned upon such Selling Stockholder's compliance with the following:

               (i) Such Selling Stockholder shall cooperate with @Home in connection with the preparation of the Registration Statement, and for so long as @Home is obligated to keep the Registration Statement effective, such Selling Stockholder will provide to @Home, in writing, for use in the Registration Statement, all information regarding such Selling Stockholder, its intended method of disposition of the applicable Registrable Shares, and such other information as @Home may reasonably request to prepare the Registration Statement and Prospectus covering the Registrable Shares and to maintain the currency and effectiveness thereof;

               (ii) Such Selling Stockholder agrees that, upon receipt of any notice from @Home of the happening of any event of the kind described in Section 4(a)(iv), such Selling Stockholder will forthwith discontinue disposition of Registrable Shares pursuant to the applicable Registration Statement until such Selling Stockholder's receipt of either notice from @Home that a Disadvantageous Condition no longer exists (but for no longer than 120 days in the case of a Demand Registration), or the copies of the supplemented or amended Prospectus contemplated by Section 4(a)(iv), and, if so directed by @Home, such Stockholder will deliver to @Home all copies in its possession of the most recent Prospectus covering such Registrable Shares at the time of receipt of such notice.

               (iii) Such Selling Stockholder agrees to convert all shares to be sold by such Selling Stockholder pursuant to any Registration Statement filed pursuant to this Agreement into shares of Series A Common Stock immediately before the closing of such sale.

               (iv) With respect to any sales of Registrable Shares made by a Selling Stockholder more than sixty (60) days after the applicable Registration Statement is declared effective, such Selling Stockholder shall give prior written notice to @Home of any such proposed sale of Registrable Shares under the Registration Statement and thereafter shall not sell any shares, if @Home responds within the Applicable Time Period by delivering a notice pursuant to
Section 4(a)(iv), until @Home has notified such Selling Stockholder either that the Disadvantageous Condition no longer exists or has made available copies of the supplemented or amended Prospectus contemplated by Section 4(a)(iv). A sale notice by a Selling Stockholder shall be effective for a period that ends at 5:00 p.m., New York time on the 10th business day after the end of the Applicable Time Period. For purposes of this Section, the "APPLICABLE TIME PERIOD" shall lapse (x) at 12:00 noon New York time on the second Business Day after the Business Day on which the notice is delivered to @Home if such notice is received by @Home at or before 12:00 noon New York time or (y) at 9:00 a.m. New York time on the third Business Day after the Business Day on which the notice is delivered to @Home if such notice is received by @Home after 12:00 noon New York time.

          (d)  Limits on Other Public Sales or Distributions.  @Home agrees (i)
               ---------------------------------------------
not to effect any public sale or distribution of any of its equity securities or of any security convertible into or exchangeable or exercisable for any equity security of @Home during the fourteen (14) days prior to, and during the sixty
(60) day period beginning on, the effective date of any Demand Registration (except as part of such registration) and (ii) that any agreement entered into after the date of this Agreement pursuant to which @Home agrees to register or to permit the participation in the registration of any securities of @Home shall contain a provision under which holders of any such securities agree not to effect any public sale or distribution of any such securities during the periods described in clause (i) above, in each case including a sale pursuant to Rule 144.

          (e)  Underwriting Agreement.  Neither @Home nor any Stockholder may
               ----------------------
participate in any underwritten public offering in connection with a Demand Registration or an Incidental Registration unless such person or entity (i) agrees to sell its securities on the basis provided in any underwriting arrangements approved by the party selecting the managing underwriter for such offering and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and this Agreement.

          (f)  Stockholder Market Stand-Off Agreement.  Each Stockholder hereby
               --------------------------------------
agrees that (except as permitted herein in connection with any Special Demand Registration Right) it shall not, to the extent specified by @Home and the applicable managing underwriter(s) of Series A Common Stock (or other securities) of @Home offered and sold in the IPO, sell, offer to sell, contract to sell (including without limitation any short sale), grant any option to purchase or otherwise transfer or dispose of any equity securities of @Home (other than transfers of securities to a member of the Stockholder's Stockholder Group or another Stockholder or members of its Stockholder Group; provided that in each case, each transferee agrees in writing to be subject to the terms of this Section 4(f) to the same extent as if the transferee were an original Stockholder hereunder) during a reasonable and customary period of time following the effective date of the IPO, as agreed to by @Home and the applicable managing underwriter(s), not to exceed one (1) year following the effective date of the IPO if the IPO occurs within four years after the date of this Agreement or 180 days following the effective date of the IPO if the IPO occurs more than four years after the date of this Agreement; provided that (except as permitted herein in connection with any Special Demand Registration Right) in no event shall such period of time with respect to the Series C Preferred Holders' Stockholder Group, TCI Sub's Stockholder Group, Comcast Sub's Stockholder Group, Cox Sub's Stockholder Group and the KPCB Affiliates' Stockholder Group, respectively, be longer than such period of time with respect to any other of such Stockholder Groups.

     5.   Expenses of Registration.
          ------------------------

          (a)  Registration Expenses.  So long as the Original Initiating Holder
               ---------------------
requests registration of not less than 500,000 Registrable Shares, as adjusted for stock splits, reverse stock splits, stock dividends, recapitalizations and the like occurring after the date hereof (the "MINIMUM DEMAND SHARES"), then except as provided in paragraphs (b) and (c) below, all Registration Expenses incurred in connection with any Demand Registration or Incidental Registration and the distribution of any Registrable Shares in connection therewith shall be borne by @Home. For purposes of this Agreement, the term "REGISTRATION EXPENSES" shall mean all (i) registration, qualification and filing fees, (ii) fees and expenses of compliance with securities or blue sky laws, (iii) printing expenses (or comparable duplication expenses) and escrow fees, (iv) fees and disbursements of counsel for @Home, (v) customary fees and expenses for independent certified public accountants retained by @Home (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters), (vi) fees and expenses of any special experts retained by

@Home in connection with such registration, (vii) fees and expenses of listing the Registrable Shares on a securities exchange, and (viii) in the case of a Demand Registration only, the fees and expenses of a single counsel for the Selling Stockholders. If the Original Initiating Holder requests registration of less than the Minimum Demand Shares, then all Registration Expenses (including, without limitation, all fees and expenses of counsel to @Home) shall be borne by the Initiating Holders in proportion to the number of shares held by each of them with respect to which such Initiating Holders have requested registration; provided, however, that @Home shall bear all Registration Expenses in connection
--------
with the exercise of the Special Demand Registration Right regardless of the number of Registrable Shares requested to be registered by the Original Initiating Holder.

          (b)  Selling Stockholder Expenses.  Each Selling Stockholder shall pay
               ----------------------------
all stock transfer fees or expenses (including the cost of all transfer tax stamps), if any, and all underwriting or brokerage discounts and commissions attributable to the distribution of the Registrable Shares of such Selling Stockholder.

          (c)  Incidental Registrations.  In connection with any Incidental
               ------------------------
Registration, each Selling Stockholder shall also pay its pro rata share (based on the number of shares sold by such Selling Stockholder in the registration) of the incremental filing fee under the Securities Act attributable to the applicable Registrable Shares, and @Home shall not be responsible for the fees and disbursements of counsel for the Selling Stockholders.

          (d)  Internal Expenses of @Home.  Notwithstanding any other provision
               --------------------------
of this Agreement, @Home shall be obligated to bear all internal expenses of @Home in connection with any Demand Registration or Incidental Registration (including, without limitation, all salaries of its officers and employees performing accounting and legal functions and related expenses).

     6.   Indemnification.
          ---------------

          (a)  By @Home.  @Home agrees to indemnify and hold harmless each
               --------
Stockholder Indemnified Party from and against any Losses, joint or several, to which such Stockholder Indemnified Party may become subject under the Securities Act, state securities or blue sky laws, common law or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the applicable Registration Statement or Prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or the breach or violation of any common law rule or regulation applicable to @Home and relating to action required of or inaction by @Home in connection with such Registration Statement or Prospectus; and @Home will reimburse each such Stockholder Indemnified Party for any reasonable fees and expenses of a single outside legal counsel for all Stockholder Indemnified Parties, or in the event any Stockholder is advised by counsel that there may be a conflict of interest between Stockholders with respect to such matter, two separate outside legal counsel for all Stockholder Indemnified Parties, or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such claims; provided, that
                                                               --------
@Home will not
indemnify or hold harmless any Stockholder Indemnified Party from or against any such Losses (including any related expenses) to the extent the untrue statement, omission or allegation thereof upon which such Losses (including any related expenses) are based (x) was made in reliance upon and in conformity with written information provided by or on behalf of the applicable Selling Stockholder specifically for use or inclusion in the applicable Registration Statement or Prospectus or (y) was made in any Prospectus used after such time as @Home advised such Selling Stockholder that the filing of a post-effective amendment or supplement thereto was required, except the Prospectus as so amended or supplemented.

          (b)  By Selling Stockholders.  Each Selling Stockholder, individually
               -----------------------
and not jointly, agrees to indemnify and hold harmless each Company Indemnified Party and each other Stockholder Indemnified Party from and against any Losses, joint or several, to which such Company Indemnified Party or any other Stockholder Indemnified Party may become subject, insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the applicable Registration Statement or the Prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, if the statement or omission was made in reliance upon and in conformity with written information provided by or on behalf of such Selling Stockholder or any person who controls such Selling Stockholder specifically for use or inclusion in the applicable Registration Statement or Prospectus; provided, that such Selling Stockholder will not indemnify or hold harmless any
--------
Company Indemnified Party or other Stockholder Indemnified Party from or against any such Losses (including any related expenses) (i) to the extent the untrue statement, omission or allegation thereof upon which such Losses (including any related expenses) are based was made in any Prospectus used after such time as such Selling Stockholder advised @Home that the filing of a post-effective amendment or supplement thereto was required, except the Prospectus as so amended or supplemented, or (ii) in an amount that exceeds the net proceeds received by such Selling Stockholder from the sale of Registrable Shares pursuant to such Registration Statement.

          (c)  Procedures.  Each Indemnified Party shall give notice to each
               ----------
Indemnifying Party promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and the Indemnifying Party may participate at its own expense in the defense, or if it so elects, assume the defense of any such claim and any action or proceeding resulting therefrom, including the employment of counsel and the payment of all expenses. The failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party from its obligations to indemnify such Indemnified Party, except to the extent the Indemnified Party's failure to so notify actually prejudices the Indemnifying Party's ability to defend against such claim, action or proceeding. In the event that the Indemnifying Party elects to assume the defense in any action or proceeding, an Indemnified Party shall have the right to employ separate counsel in any such action or proceeding and to participate in the defense thereof, but such Indemnified Party shall pay the fees and expenses of such separate counsel unless (i) the Indemnifying Party has agreed to pay such fees and expenses or (ii) the named parties to any such action or proceeding (including any impleaded parties) include such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that there may be a conflict of interest between such Indemnified Party and the Indemnifying Party in the conduct of the defense of such action (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not assume the defense of such action or proceeding on such Indemnified Party's behalf, it being understood, however, that the Indemnifying Party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties, which firm shall be designated in writing by the applicable Indemnified Parties). No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

          (d)  Contribution.  If the indemnification provided for under this
               ------------
Section 6 is unavailable to or insufficient to hold the Indemnified Party harmless under subparagraphs (a) or (b) above in respect of any Losses referred to therein for any reason other than as specified therein, then the Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses (i) in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Party, on the one hand, and such Indemnified Party, on the other, from the subject offering or distribution and the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Party, on the other, in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. The relative benefits received by the Indemnifying Party, on the one hand, and the Indemnified Party, on the other, shall be deemed to be in the same proportion as the net proceeds of the offering or other distribution received by the Indemnifying Party bears to the net proceeds of the offering or other distribution received by the Indemnified Party. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by (or omitted to be supplied by) the Indemnifying Parties or Indemnified Parties, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, the relative benefits received by each party from the sale of the Registrable Shares, and any other equitable considerations appropriate under the circumstances. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     7.   Limitation on Other Registration Rights.  Notwithstanding any other
          ---------------------------------------
provision of this Agreement, without the prior written consent of Stockholders holding in the aggregate 66-2/3% of the Registrable Shares then outstanding, @Home shall not grant to any stockholder of @Home (or the holder of any securities of @Home convertible into or exchangeable or exercisable for any other securities) any "piggy-back" or other similar right to participate in any Demand Registration, other than any rights specifically granted in this Agreement.

     8.   Registration Rights Subject to Stockholders' Right of First Offer.
          -----------------------------------------------------------------
Notwithstanding the foregoing, the exercise of a Stockholder's registration rights with respect to

Registrable Shares pursuant to this Agreement shall be subject to the other Stockholders' Right of First Offer (as set forth in the Stockholders' Agreement), unless specifically exempted therefrom in accordance with the terms of the Stockholders' Right of First Offer (as set forth in the Stockholders' Agreement).

     9.   Miscellaneous.
          -------------

          9.1  Notices.  All notices, requests, demands, waivers and other
               --------
communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, mailed, certified or registered mail with postage prepaid, or sent by reliable overnight courier, or telecopier, as follows:

               (a)  @Home:

                    At Home Corporation
                    385 Ravendale Drive
                    Mountain View, CA 94043
                    Attention:  David G. Pine, General Counsel
                    Facsimile:  (415) 944-8500

                    with a copy to:

                    Fenwick & West LLP
                    Two Palo Alto Square
                    Suite 800
                    Palo Alto, CA 94306
                    Attention:  Gordon K. Davidson, Esq.
                    Facsimile:  (415) 494-1417

               (b)  Stockholders:

               (i)  TCI Internet Holdings, Inc.
                    5750 DTC Parkway
                    Englewood, Colorado  80111
                    Attention:  Bruce Ravenel
                                President
                    Facsimile:  (303) 712-5707

                    with a copy to:

                    Baker & Botts, L.L.P.
                    599 Lexington Avenue
                    New York, New York 10022-6030
                    Attention:  Frederick H. McGrath, Esq.
                    Facsimile:  (212) 705-5125

               (ii)   Comcast PC Investments, Inc.
                      1105 North Market Street, Suite 1219
                      Wilmington, DE  19801
                      Attention:   General Counsel
                      Facsimile:   (302) 427-7664

                      with a copy to:

                      Comcast Corporation
                      1500 Market Street
                      Philadelphia, PA 19102-2148
                      Attention:   Robert S. Pick
                                   Vice President
                      Facsimile:   (215) 981-7794

                      and to:

                      Wolf, Block, Schorr and Solis-Cohen
                      Packard Building, 7th Floor
                      15th and Chestnut Streets
                      Philadelphia, PA 19012
                      Attention:   Jason M. Shargel, Esq.
                      Facsimile:   (215) 977-2334

               (iii)  Cox Teleport Providence, Inc.
                      c/o Cox Communications, Inc.
                      1400 Lake Hearn Drive, NE
                      Atlanta, GA 30319
                      Attention:   David M. Woodrow
                                   Senior Vice President
                      Facsimile:   (404) 843-6352

                      with a copy to:

                      Dow Lohnes & Albertson P.L.L.C.
                      1200 New Hampshire Ave., N.W.
                      Suite 800
                      Washington, D.C. 20036
                      Attention:   Stuart A. Sheldon, Esq.
                      Facsimile:   (202) 776-2222

               (vi)   KPCB VII Associates
                      2750 Sand Hill Road
                      Menlo Park, CA 94205
                      Attention:   L. John Doerr
                      Facsimile:   (415) 233-0323

                      with a copy to:

                      Wilson Sonsini Goodrich & Rosati
                      650 Page Mill Road
                      Palo Alto, CA  94304
                      Attention:   Allen Morgan, Esq.
                      Facsimile:   (415) 496-4092

                      and to:

               (vii)  any other Stockholders, at the
                      address and the facsimile number
                      listed on the signature pages hereto.

or to such other person or address as any party shall specify by notice in writing to the other party. All notices and other communications given to a party in accordance with the provisions of this Agreement shall be deemed to have been given (i) three Business Days after the same are sent by certified or registered mail, postage prepaid, return receipt requested, (ii) when delivered by hand or transmitted by telecopy (confirmation received) or (iii) one Business Day after the same are sent by a reliable overnight courier service, with acknowledgment of receipt requested. Notwithstanding the preceding sentence, notice of change of address shall be effective only upon actual receipt thereof.

          9.2  Actions by Members of a Stockholder Group.  All actions and
               -----------------------------------------
determinations by, and all notices by or to, a Stockholder Group or any member thereof shall be deemed validly taken or made (in the case of actions or determinations) or given (in the case of notices), if taken, made or given, as the case may be, by or to the Designated Representative of its Stockholder Group, which shall initially be (i) TCI Sub (in the case of its Stockholder Group), (ii) KPCB VII Associates (in the case of its Stockholder Group), (iii) Cox Sub (in the case of its Stockholder Group), (iv) Comcast Sub (in the case of its Stockholder Group), (v) Redwood (in the case of Developer's Stockholder Group), or (vi) the person named on the signature page hereof as the Designated Representative of the Series C Preferred Holders (in the case of the Series C Preferred Holders' Stockholder Group), and such actions, determinations and notices shall be binding upon all members of any such Stockholder Group for all purposes of this Agreement. If any of TCI Sub, KPCB VII Associates, Cox Sub or Comcast Sub (or any successor thereto pursuant to this sentence) is no longer in existence or no longer beneficially owns any Registrable Shares, but its Stockholder Group (or a successor or permitted assign thereof) continues to have rights and/or obligations hereunder, then such Stockholder shall appoint one such continuing entity as its replacement as Designated Representative of its Stockholder Group; provided that if no such appointment is made, such Stockholder's Parent (as defined in the Stockholders' Agreement) shall be deemed to be such replacement. The Designated Representative of Developer's Stockholder Group shall automatically (without any further action) be: (i) Redwood for as long as Redwood is the general partner of Developer, and (ii) when Redwood is no longer the general partner of Developer, the person or entity which is from time to time the general partner of Developer, upon such person's or entity's written notice to @Home. If the Designated Representative of the Series C Preferred Holders (or any successor thereto pursuant to this sentence) is no longer in existence or no longer beneficially owns any Registrable Shares, but its Stockholder Group (or a successor or permitted assign thereof) continues to have rights and/or obligations hereunder, then such Stockholder Group shall appoint one such continuing entity as the replacement Designated Representative of the Series C Preferred Holders' Stockholder Group; provided that if no such
                                               --------
appointment is made, then such continuing entity holding the greatest number of Registrable Shares shall be deemed to be such replacement. The Designated Representative of the Series C Preferred Holders' Stockholder Group shall act only upon the written instructions of Series C Preferred Holders holding at least a majority of the Registrable Shares issued or issuable upon conversion of the Series C Preferred (including but not limited to shares of Series C Preferred issued or issuable upon exercise of the Canadian MSO Warrants). Each member of another Stockholder Group may rely upon the notification or advice of a Designated Representative with respect to any matter relating to the members of such Designated Representative's Stockholder Group. To the extent any party to this Agreement is required to take any action hereunder, it agrees to use its reasonable best efforts to cause the other members of its Stockholder Group to take such action.

          9.3  Amendment.  Any provision of this Agreement may be amended or
               ----------
modified in whole or in part at any time by an agreement in writing among @Home and the Designated Representatives of each of the parties hereto, executed in the same manner as this Agreement (other than (i) the Designated Representative of Developer and its permitted transferees hereunder, which, together with @Home, shall have the right to amend, modify or waive only those provisions of this Agreement applicable only to Developer and (ii) the Designated Representative of the Series C Preferred Holders and their permitted transferees hereunder, which, together with @Home, shall have the right to amend, modify or waive only those provisions of this Agreement applicable only to the Series C Preferred Holders and shall have no right to vote on any other amendments, modifications or waivers under this Agreement); provided that the provisions of
                                                --------
Section 4(f) of this Agreement may be amended to extend the time periods specified therein (which extended time period shall be the same for each Stockholder) by an agreement in writing among @Home and the Designated Representative of the TCI Sub Stockholder Group and (x) so long as each of the Comcast Sub Stockholder Group, the Cox Sub Stockholder Group and the KPCB Stockholder Group include an Eligible Stockholder, the Designated Representatives of any two of such three Stockholder Groups, (y) so long as only two of such three Stockholder Groups include an Eligible Stockholder, the Designated Representative of either one of such two Stockholder Groups which contain an Eligible Stockholder, and (z) so long as only one of such three Stockholder Groups includes an Eligible Stockholder, no approval of any of the Designated Representatives of such Stockholder Groups will be required, and any such amendment shall be binding on all holders of Registrable Shares. No consent, waiver or similar act shall be effective unless in writing.

          9.4  Entire Agreement.  This Agreement constitutes the entire
               -----------------
agreement among the parties hereto and supersedes all prior agreements and understandings, oral and written, among the parties hereto with respect to the subject matter hereof, including without limitation the Prior Registration Agreement, which shall be superseded in its entirety by this Agreement effective upon execution of this Agreement.

          9.5  Counterparts.  This Agreement may be executed in two or more
               -------------
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

          9.6  Governing Law.  This Agreement shall be governed by and
               --------------
interpreted in accordance with the internal laws of the State of Delaware, without giving effect to principles of conflicts of laws.

          9.7  Assignment.  No party hereto may assign its rights under this
               -----------
Agreement without the prior written consent of @Home, other than (i) in the case of parties other than the Series C Preferred Holders, to a member of the party's Stockholder Group or to another Stockholder or members of its Stockholder Group,
(ii) in the case of any Series C Preferred Holder, to any transferee of such Series C Preferred Holder (including without limitation a Controlled Affiliate of the Series C Preferred Holder) receiving at least twenty-five percent (25%) of the shares of Series C Preferred (or Series A Common Stock issued upon conversion of the Series C Preferred) that were originally purchased, and/or that were originally issuable upon exercise of the Canadian MSO Warrants, by the relevant Series C Preferred Investor under the Series C Purchase Agreements and the Canadian MSO Warrants, respectively or (iii) in connection with the transfer by a Canadian MSO of Registrable Shares to Additional Canadian MSO's, as that term is defined in the letter agreement, dated as of the date hereof among the Company and the Canadian MSO's with respect to the sale of the Canadian MSO Warrants; provided, however, that no Person may be assigned any of the foregoing
          --------  -------
rights unless the Company is given written notice by the assigning party at the time of such assignment stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; and provided, further, that any such assignee shall receive such
                    --------  -------
assigned rights subject to all the terms and conditions of this Agreement, including, without limitation, the provisions of this Section 9.7. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

          9.8  Termination of Certain Company Obligations.  The Company shall
               ------------------------------------------
have no obligations pursuant to Sections 2 and 3 with respect to any Registrable Shares proposed to be registered or sold by a Series C Preferred Holder after the fifth anniversary of the closing of the IPO.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, @Home, the Series C Preferred Investors and each of the required Designated Representatives of the other parties hereto have executed this Agreement as of the date first above written.


                              AT HOME CORPORATION

                              By:  /s/ Thomas A. Jermoluk
                                 -------------------------------------
                                   Name:  Thomas A. Jermoluk
                                   Title: President/CEO


                              TCI INTERNET HOLDINGS, INC.

                              By:  /s/ Bruce W. Ravenel
                                 -------------------------------------
                                   Name:  Bruce W. Ravenel
                                   Title: President/CEO


                              KPCB VII ASSOCIATES

                              By:  /s/ William R. Hearst, III
                                 -------------------------------------
                                   Name:  William R. Hearst, III
                                   Title: General Partner


                              COMCAST PC INVESTMENTS, INC.

                              By:  /s/ Brian L. Roberts
                                 -------------------------------------
                                   Name:  Brian L. Roberts
                                   Title: President


                              COX TELEPORT PROVIDENCE, INC.

                              By:  /s/ David M. Woodrow
                                 -------------------------------------
                                   Name:  David M. Woodrow
                                   Title: V.P.


  [SIGNATURE PAGE TO THIRD AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT]

                              Series C Preferred Investors:
                              ----------------------------

                              ROGERS CABLE SYSTEMS LIMITED

                              By:  /s/ David Samuel
                                 -------------------------------------
                                   Name:  David Samuel
                                   Title: President, Rogers Wave

                              By:  /s/ M.L. Daly
                                 -------------------------------------
                                   Name:  M.L. Daly
                                   Title: Vice President, Treasurer


                              Address of Series C Preferred Investor:

                              Address:    Suite 6400 Scotia Plaza
                                          40 King St. W. Toronto M5H 3Y2

                              Attention:  Chief Executive Officer

                              Facsimile:  (416) 864-2395

                              Designated Representative of the
                              Series C Preferred Holders:

                              ROGERS COMMUNICATIONS

                              Address:    Ste. 6400 Scotia Plaza
                                          40 King St. W. Box 1007 Toronto
                                          M5H 3Y2

                              Attention:  Vice President, Law and General
                                          Counsel

                              Facsimile:  (416) 864-2395

                              with a copy to:

                              David Miller, Esq.
                              Vice President, Law and General Counsel
                              Suite 6400, Scotia Plaza
                              40 King St. W.
                              Toronto, Ontario  M5H 3Y2
  [SIGNATURE PAGE TO THIRD AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT]

                              Series C Preferred Investors:
                              ----------------------------

                              SHAW CABLESYSTEMS LTD.

                              By:  /s/ Jim Shaw, Jr.
                                 -------------------------------------
                                   Name:  Jim Shaw, Jr.
                                   Title:  President, Shaw CableSystems Ltd.


                              By:  /s/ Margot M. Micallef
                                 -------------------------------------
                                   Name:  Margot M. Micallef
                                   Title: Secretary

                              Address of Series C Preferred Investor:

                              Address:    Suite 900, 630-3rd Avenue S.W.
                                          Calgary, Alberta T2P 4L4

                              Attention:  Jim Shaw Jr., President

                              Facsimile:  (403) 750-4531

                              Designated Representative of the
                              Series C Preferred Holders:

                              Name:___________________________________

                              Address:________________________________

                              ________________________________________

                              Attention:______________________________

                              Facsimile:______________________________

                              With a copy to:

                              Margot M. Micallef, Esq.
                              Corporate Counsel
                              Shaw Cablesystem Ltd.
                              Suite 900, 630 3rd Avenue S.W.
                              Calgary, Alberta T2P4L4


 [SIGNATURE PAGE TO THIRD AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT]

                              Series C Preferred Investors:
                              ----------------------------

                              SUN MICROSYSTEMS, INC.

                              Name:  /s/ Michael Lehman
                                   -----------------------------------

                              By:    Michael Lehman,
                              Title: Vice President & Chief Financial Officer

                              Address of Series C Preferred Investor:

                              Address:    2550 Garcia Avenue, MS PALI-530
                                          Mt. View, CA 94043

                              Attention:   General Counsel

                              Facsimile:   (415) 336-0530

                              Designated Representative of the

                              Series C Preferred Holders:

                              Name:___________________________________

                              Address:________________________________

                              ________________________________________

                              Attention:______________________________

                              Facsimile:______________________________


 [SIGNATURE PAGE TO THIRD AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT]

                              Series C Preferred Investors:
                              ----------------------------

                              Name:  /s/ Peter Currie
                                   -----------------------------------

                              By:  SR. VP & CFO
                                 -------------------------------------
                                 Name:    Peter Currie
                                  Title:  Senior Vice President & Chief

                                          Financial Officer


                              Address of Series C Preferred Investor:

                              Address:    Netscape Communications Corp.
                                          501 E. Middlefield Rd.
                                          Mt. View, CA 94043

                              Attention:  Peter L.S. Currie

                              Facsimile:  (415) 523-4139

                              Designated Representative of the

                              Series C Preferred Holders:

                              Name:___________________________________

                              Address:________________________________

                              _________________________________________

                              Attention:_______________________________

                              Facsimile:_______________________________



[SIGNATURE PAGE TO THIRD AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT]

                              Series C Preferred Investors:
                              ----------------------------

                              Name: James Barksdale
                                   -----------------------------------

                              By:   /s/ James Barksdale
                                 -------------------------------------
                                    Name:  James Barksdale
                                    Title:


                              Address of Series C Preferred Investor:

                              Address: c/o Netscape Communications Corp.
                                       487 E. Middlefield Rd.
                                       Mt. View, CA 94043

                              Attention:______________________________

                              Facsimile: (415) 528-4126

                              Designated Representative of the
                              Series C Preferred Holders:

                              Name:___________________________________

                              Address:________________________________

                              ________________________________________

                              Attention:______________________________

                              Facsimile:______________________________



[SIGNATURE PAGE TO THIRD AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT]

                              Series C Preferred Investors:
                              ----------------------------

                              Motorola, Inc.

                              By:  /s/ John W. Battin
                                 -------------------------------------
                                   Name:  John W. Battin
                                   Title:  Senior Vice President and General
                                           Manager, Multimedia Group


                              Address of Series C Preferred Investor:

                              Address:    3436 N. Kennicott, Suite 150
                                          Arlington Heights, IL 60004

                              Attention:  Douglas M. Robertson

                              Facsimile:  (847) 632-3164

                              Designated Representative of the
                              Series C Preferred Holders:

                              Name:___________________________________

                              Address:________________________________

                              ________________________________________

                              Attention:______________________________

                              Facsimile:______________________________


                              with a copy to:

                              Motorola, Inc.
                              Attn:  General Counsel
                              1303 E. Algonquin Road
                              Schaumburg, IL 60196



[SIGNATURE PAGE TO THIRD AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT]

                              Series C Preferred Investors:
                              ----------------------------

                              Name:  Bay Networks, Inc.

                              By:  /s/ David Rynne
                                 -------------------------------------
                                   Name:  David Rynne
                                   Title:  Chief Financial Officer


                              Address of Series C Preferred Investor:

                              Address: 4401 Great America Parkway
                                       Santa Clara, CA 95054

                              Attention: David Rynne
                                        ------------------------------

                              Facsimile: (408) 495-1400
                                        ------------------------------

                              Designated Representative of the
                              Series C Preferred Holders:

                              Name:___________________________________

                              Address:________________________________

                              ________________________________________

                              Attention:______________________________

                              Facsimile:______________________________



[SIGNATURE PAGE TO THIRD AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT]